Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2016)

Name	Jurisdiction of Incorporation
KT Powertel Co. Ltd.	Korea
KT Linkus co., Ltd.	Korea
KT Submarine	Korea
KT Telecop Co. Ltd.	Korea
KTCS	Korea
KTIS	Korea
KT Skylife	Korea
kt service bukbu	Korea
kt service nambu	Korea
KT New Business Investment Fund No.1	Korea
KT Data System Co., Ltd.	Korea
KT Capital Media Contents Investment Fund No. 2	Korea
KT Estate	Korea
KT Strategic Investment Fund No. 1	Korea
Gyeonggi-KT green growth fund	Korea
SkylifeTV co., Ltd.	China
KT SB Data service	Korea
BC card	Korea
H&C Network	Korea
KT innoedu	Korea
KT Hitel	Korea
KT Commerce, Inc.	Korea
KT mhows Co., Ltd.	Korea
KT M&S Co., Ltd.	Korea
KT Music Co., Ltd.	Korea
Nasmedia Co., Ltd	Korea
Nsearch Marketing	Korea
KT Sat	Korea
KT Strategic Investment Fund No. 2	Korea
KT Strategic Investment Fund No. 3	Korea
KT-Music Contents Investment fund no.1	Korea
KT Sports	Korea
KT-Michigan Global Contents Fund	Korea
Autopion	Korea
KT M mobile	Korea
Kt investment.inc	Korea
Smart Channel	Korea
Korea Telecom America, Inc.	USA
Korea Telecom Japan Co., Ltd.	Japan

Korea Telecom China Co., Ltd.	China
KT Dutch B.V.	Netherlands
PT.KT Indonesia	Indonesia
kt Belgium	Belgium
KT ORS Belgium	Belgium
KBTO	Poland
Hong Kong Telecom	Hong Kong

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